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                                                                      EXHIBIT 99

                                SUN BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2002

                        CERTIFICATE OF JUDGES OF ELECTION
                        ---------------------------------

     We, Brent L. Fish, Roy A. Knause, and Bradley H. Rhone, Judges of Election at the Annual Meeting of Shareholders of Sun Bancorp, Inc. held on April 25, 2002, hereby certify as follows:

          a) That we have reviewed the list of shareholders, proxies and other relevant papers and records in connection with the aforesaid meeting:

          b) That there are, and were, at the close of business on March 7, 2002, the record date for the aforesaid meeting, 7,138,816 shares of the Corporation outstanding:

          c) That we have examined all of the proxies submitted to us with respect to the aforesaid meeting:

          d) That there were present in person or by valid proxy, the holder of 5,810,946 shares:

          e) That we have counted and tabulated all ballots submitted by the aforesaid holders, in person or by proxy:

          f) That the vote for the election of five (5) directors to the Corporation whose terms end as indicated below is as follows:

Maureen M. Bufalino, 3 year term to expire in 2005

FOR 5,687,538                           AGAINST 116,127

David R. Dieck, 3 year term to expire in 2005

FOR 5,751,862                           AGAINST  58,235

Louis A. Eaton, 3 year term to expire in 2005

FOR 5,167,673                           AGAINST 643,273

George F. Keller, 3 year term to expire in 2005

FOR 5,751,943                           AGAINST  51,175

Dennis J. Van, 3 year term to expire in 2005

FOR 5,748,833                           AGAINST  54,285



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          g)   To ratify the appointment of PricewaterhouseCoopers LLP, as the independent auditors for Sun Bancorp, Inc. for the year 2002.

                     FOR 5,686,155    AGAINST 87,395    ABSTAIN 29,957



                                                Judges of Election

                                                /s/ BRENT L. FISH
                                                --------------------------
                                                Brent L. Fish

                                                /s/ ROY A. KNAUSE
                                                --------------------------
                                                Roy A. Knause

                                                /s/ BRADLEY H. RHONE
                                                --------------------------
                                                Bradley H. Rhone